Exagen Inc. Reports Strong Q2 2025 Results

July 29, 2025

Carlsbad, Calif., – Exagen Inc. (Nasdaq: XGN), a leading provider of autoimmune testing solutions, today reported financial results for the quarter ended June 30, 2025, and recent corporate updates.

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
(Unaudited, in thousands, except ASP data)
Revenue	$17,202	$15,064	$32,700	$29,479
Gross margin	60.4%	60.1%	59.7%	59.9%
Operating expenses	$13,025	$11,643	$25,513	$23,244
Operating loss	$(2,630)	$(2,587)	$(5,995)	$(5,590)
Net loss	$(4,439)	$(2,966)	$(8,191)	$(6,326)
Adjusted EBITDA	$(1,721)	$(1,598)	$(4,229)	$(3,590)
Cash and cash equivalents	$30,033	$24,479	$30,033	$24,479
Trailing-twelve-month average selling price (ASP)	$428	$401	$428	$401

Q2 2025 Highlights and Recent Corporate Updates:

•Delivered record total revenue of $17.2 million, which represents 11% growth compared to the first quarter of 2025 and 14% growth compared to the second quarter of 2024.

•Grew AVISE CTD test volume 14% compared to the first quarter of 2025 and 7% compared to the second quarter of 2024.

•Expanded AVISE CTD trailing twelve-month ASP to $428, an increase of $27 per test over the second quarter of 2024.

•Strengthened the balance sheet with the closing of a $20.2 million public offering of common stock and a new loan credit facility. Ended the second quarter of 2025 with cash, cash equivalents and restricted cash of $30.2 million.

•Appointed Dr. Michael Mahler as Chief Scientific Officer, bringing over two decades of leadership in autoimmune diagnostic research.

•Welcomed Chas McKhann, an accomplished executive with 25 years of experience in the life sciences sector, to the Board of Directors.

2025 Guidance

The company expects 2025 full-year revenue of between $65 million and $70 million, and at the high end of the revenue range would expect to hit positive adjusted EBITDA in the fourth quarter.

Conference Call

A conference call to review second quarter 2025 financial results and to provide a business update is scheduled for today, July 29, 2025 at 8:30 a.m. ET (5:30 a.m. PT). Interested parties may access the conference call by dialing (201) 389-0918 (U.S.) or (877) 407-0890 (international). Additionally, a link to a live webcast of the call will be available in the Investor Relations section of Exagen's website at investors.exagen.com.

Participants are asked to join a few minutes prior to the call to register for the event. A replay of the conference call will be available until August 12, 2025. Interested parties may access the replay by dialing (201) 612-7415 (U.S.) or (877) 660-6853 (international) using passcode 13753132. A link to the replay of the webcast will also be available in the Investor Relations section of Exagen's website.

Use of Non-GAAP Financial Measures (UNAUDITED)

In addition to the financial results prepared in accordance with generally accepted accounting principles in the United States (GAAP), this press release contains the metric adjusted EBITDA, which is not calculated in accordance with GAAP and is a non-GAAP financial measure. Adjusted EBITDA excludes from net loss interest income (expense), income tax expense (benefit), depreciation and amortization expense, stock-based compensation expense, loss on extinguishment of debt, change in fair value of warrant liability, income taxes and other expenses or income that management believes are not representative of the company’s operations. Such items could have a significant impact on the calculation of GAAP net loss.

Exagen uses adjusted EBITDA internally because the company believes these metrics provide useful supplemental information in assessing its operating performance reported in accordance with GAAP. Exagen believes adjusted EBITDA may enhance an evaluation of our operating performance because it excludes the impact of prior decisions made about capital investment, financing, investing and certain expenses the company believes are not indicative of our ongoing performance. However, this non-GAAP financial measure may be different from non-GAAP financial measures used by other companies, even when the same or similarly titled terms are used to identify such measures, limiting their usefulness for comparative purposes.

This non-GAAP financial measure is not meant to be considered in isolation or used as a substitute for net loss reported in accordance with GAAP, should be considered in conjunction with our financial information presented in accordance with GAAP, has no standardized meaning prescribed by GAAP, is unaudited, and is not prepared under any comprehensive set of accounting rules or principles. In addition, from time to time in the future, there may be other items that Exagen may exclude for purposes of these non-GAAP financial measures, and the company may in the future cease to exclude items that it has historically excluded for purposes of these non-GAAP financial measures. Likewise, Exagen may determine to modify the nature of adjustments to arrive at these non-GAAP financial measures. Because of the non-standardized definitions of non-GAAP financial measures, the non-GAAP financial measure as used by the company in this press release and the accompanying reconciliation table have limits in their usefulness to investors and may be calculated differently from, and therefore may not be directly comparable to, similarly titled measures used by other companies. Accordingly, investors should not place undue reliance on non-GAAP financial measures.

A reconciliation of net loss to non-GAAP adjusted EBITDA is provided in the financial schedules that are part of this press release.

About Exagen

Exagen Inc. (Nasdaq: XGN) is a leading provider of autoimmune diagnostics, committed to transforming care for patients with chronic and debilitating autoimmune conditions. Based in San Diego County, California, Exagen’s mission is to provide clarity in autoimmune disease decision making and improve clinical outcomes through its innovative testing portfolio. The company’s flagship product, AVISE® CTD, enables clinicians to more effectively diagnose complex autoimmune conditions such as lupus, rheumatoid arthritis, and Sjögren’s syndrome earlier and with greater accuracy. Exagen’s laboratory specializes in the testing of rheumatic diseases, delivering precise and timely results, supported by a full suite of AVISE®-branded tests for disease diagnosis, prognosis, and monitoring. With a focus on research, innovation, education, and patient-centered care, Exagen is dedicated to addressing the ongoing challenges of autoimmune disease management.

For more information, please visit Exagen.com or follow @ExagenInc on X.

Forward Looking Statements

Exagen cautions you that statements contained in this press release regarding matters that are not historical facts are forward-looking statements. These statements are based on Exagen’s current beliefs and expectations. Such forward-looking statements include, but are not limited to, statements regarding: Exagen’s goals, strategies, positioning, and ambitions; evaluations and judgments regarding financial results and the potential implications of those results, potential future financial and business performance, including any improvements to adjusted EBITDA, ASP, net loss and potential profitability and/or Exagen’s ability obtain additional funding; the potential utility and effectiveness of Exagen’s services and testing solutions; potential shareholder value and growth and full-year 2025 guidance. The inclusion of forward-looking statements should not be regarded as a representation by Exagen that any of its plans will be achieved. Actual results may differ from those set forth in this press release due to the risks and uncertainties inherent in Exagen’s business, including, without limitation: delays in reimbursement and coverage decisions from Medicare and third-party payors and interactions with regulatory authorities, and delays in ongoing and planned clinical trials involving its tests; the potential effects of inflation and tariffs on Exagen’s margins; and changes in laws and regulations related to Exagen’s regulatory requirements. Exagen’s commercial success depends upon attaining and maintaining significant market acceptance of its testing products among rheumatologists, patients, third-party payors and others in the medical community; Exagen’s ability to successfully execute on its business strategies; third-party payors not providing coverage and adequate reimbursement for Exagen’s testing products, including Exagen’s ability to collect on funds due; Exagen’s ability to obtain and maintain intellectual property protection for its testing products; regulatory developments affecting Exagen’s business; and other risks described in Exagen’s prior press releases and Exagen’s filings with the Securities and Exchange Commission (SEC), including under the heading “Risk Factors” in Exagen’s Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 11, 2025, Quarterly Report on Form 10-Q for the quarter ended March 31, 2025 filed with the SEC on May 5, 2025 and any subsequent filings with the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and Exagen undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement, which is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

Contact:
Ryan Douglas
Exagen Inc.
ir@exagen.com
760.560.1525

Exagen Inc.
Unaudited Condensed Statements of Operations
(in thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024

Revenue	$17,202	$15,064	$32,700	$29,479
Cost of revenue	6,807	6,008	13,182	11,825
Gross margin	10,395	9,056	19,518	17,654
Operating expenses:
Selling, general and administrative expenses	11,542	10,464	22,746	21,006
Research and development expenses	1,483	1,179	2,767	2,238
Total operating expenses	13,025	11,643	25,513	23,244
Loss from operations	(2,630)	(2,587)	(5,995)	(5,590)
Interest expense	(1,124)	(560)	(1,669)	(1,109)
Loss on extinguishment of debt	(295)	—	(295)	—
Change in fair value of warrant liability	(438)	—	(438)	—
Interest income	85	181	243	373
Loss before income taxes	(4,402)	(2,966)	(8,154)	(6,326)
Income tax expense	(37)	—	(37)	—
Net loss	$(4,439)	$(2,966)	$(8,191)	$(6,326)
Net loss per share, basic and diluted	$(0.21)	$(0.16)	$(0.41)	$(0.35)
Weighted-average number of shares used to compute net loss per share, basic and diluted	21,085,749	18,178,185	19,830,265	18,061,312

Exagen Inc.
Unaudited Condensed Balance Sheets
(in thousands, except share and per share data)

	June 30, 2025	December 31, 2024

Assets
Current assets:
Cash and cash equivalents	$30,033	$22,036
Accounts receivable, net	14,272	7,835
Prepaid expenses and other current assets	6,681	6,584
Total current assets	50,986	36,455
Property and equipment, net	4,582	5,283
Operating lease right-of-use assets	1,929	2,401
Other assets	1,263	550
Total assets	$58,760	$44,689
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$2,510	$4,137
Accrued and other current liabilities	4,942	7,117
Deferred revenue	1,016	733
Operating lease liabilities, current	1,160	1,096
Borrowings, current	667	423
Total current liabilities	10,295	13,506
Borrowings, non-current, net of discounts and debt issuance costs	22,310	19,822
Operating lease liabilities, non-current	1,067	1,664
Warrant liability	3,963	—
Other liabilities, non-current	91	157
Total liabilities	37,726	35,149
Commitments and contingencies (Note 5)
Stockholders' equity:
Preferred stock, $0.001 par value; 10,000,000 shares authorized, no shares issued or outstanding as of March 31, 2025 and December 31, 2024	—	—
Common stock, $0.001 par value; 200,000,000 shares authorized as of June 30, 2025 and December 31, 2024; 21,998,739 and 17,640,328 shares issued and outstanding as of June 30, 2025 and December 31, 2024, respectively	22	18
Additional paid-in capital	323,534	303,853
Accumulated deficit	(302,522)	(294,331)
Total stockholders' equity	21,034	9,540
Total liabilities and stockholders' equity	$58,760	$44,689

Exagen Inc.
Reconciliation of Non-GAAP Financial Measures (UNAUDITED)
The table below presents the reconciliation of adjusted EBITDA, which is a non-GAAP financial measure. See "Use of Non-GAAP Financial Measures (UNAUDITED)" above for further information regarding the company's use of non-GAAP financial measures.

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
(in thousands)
Adjusted EBITDA
Net loss	$(4,439)	$(2,966)	$(8,191)	$(6,326)
Other (income) expense	(85)	(181)	(243)	(373)
Interest expense	1,124	560	1,669	1,109
Loss on extinguishment of debt	295	—	295	—
Change in fair value of warrant liability	438	—	438	—
Income tax expense	37	—	37	—
Depreciation and amortization expense	466	429	906	887
Stock-based compensation expense	443	560	860	1,113
Adjusted EBITDA (Non-GAAP)	$(1,721)	$(1,598)	$(4,229)	$(3,590)